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               MORGAN STANLEY DEAN WITTER WORLD WIDE INCOME TRUST

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 27, 2001

     The undersigned shareholder of Morgan Stanley Dean Witter World Wide Income Trust does hereby appoint Barry Fink, Ronald E. Robison and Joseph J. McAlinden and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Morgan Stanley Dean Witter World Wide Income Trust to be held on March 27, 2001, in the Career Development Room, Sixty-First Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.


                           (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD                                               PLEASE MARK VOTES AS
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET                                        IN THE EXAMPLE USING [X]
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)                                     BLACK OR BLUE INK
TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903
TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW/MSDWT.COM or WWW.PROXYVOTE.COM

                          FOR      AGAINST     ABSTAIN

The Proposal:             [ ]        [ ]         [ ]

Approval of the Agreement and Plan of Reorganization, dated as of October 26, 2000, pursuant to which substantially all of the assets of Morgan Stanley Dean Witter World Wide Income Trust would be combined with those of Morgan Stanley Dean Witter Diversified
Income Trust and shareholders of Morgan Stanley Dean Witter World Wide Income Trust would become shareholders of Morgan Stanley Dean
Witter Diversified Income Trust receiving shares in Morgan Stanley Dean Witter Diversified Income Trust with a value equal to the value of their holdings in Morgan Stanley Dean Witter World Wide Income Trust.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                                            Please make sure to sign and date this Proxy using black or blue ink.

                                                            Date
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                                                                              Shareholder sign in the box above

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                                                                           Co-Owner (if any) sign in the box above

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                      PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES

                                                     MORGAN STANLEY DEAN WITTER
                                                       WORLD WIDE INCOME TRUST

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                                                              IMPORTANT

                                          USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

                           1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED
                              POSTAGE PAID ENVELOPE.

                           2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE"
                              LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12
                              DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE
                              INSTRUCTIONS.

                           3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A
                              TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY
                              CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.

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